UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒ Filed by the Registrant ☐ Filed by a Party other than the Registrant

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Baudax bio, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

490 Lapp Road
Malvern, PA 19355
2020 ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 6, 2020

March 27, 2020

Dear Shareholder:

We are pleased to invite you to attend Baudax Bio, Inc.’s, or Baudax Bio’s, or the Company’s, 2020 Annual Meeting of Shareholders, or Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Wednesday, May 6, 2020, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312. Depending on concerns about the coronavirus disease 2019, or COVID-19, we might hold a virtual Annual Meeting. We will publicly announce a determination to hold a virtual Annual Meeting in a press release available at www.baudaxbio.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of 2020 Annual Meeting of Shareholders, or Notice, and 2020 Annual Meeting Proxy Statement, or Proxy Statement. Other than the proposals described in the Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow companies to furnish their proxy materials over the Internet.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.

If you have any questions with respect to voting, please call our Chief Financial Officer, Ryan D. Lake, at (484) 395-2470.

Sincerely,

Alfred Altomari	Gerri Henwood
Chairman of the Board	Director, President and Chief Executive Officer

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MADE AVAILABLE ON OR ABOUT March 27, 2020.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

You are invited to attend Baudax Bio’s Annual Meeting. At the Annual Meeting, shareholders will vote:

•	to elect the two director nominees that are set forth in the attached Proxy Statement to serve as Class I directors, whose term will expire in 2023; and
•	to ratify the selection of KPMG LLP, or KPMG, as our independent registered public accounting firm for the 2020 fiscal year.

Shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION

Date:	May 6, 2020
Time:	9:00 a.m.
Location:	Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn, PA 19312*
Record Date:	You can vote if you were a shareholder of record on March 17, 2020.

*Depending on concerns about COVID-19, we might hold a virtual Annual Meeting. We would publicly announce a determination to hold a virtual Annual Meeting in a press release available at www.baudaxbio.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast.

Your vote matters. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Ryan D. Lake Corporate Secretary March 27, 2020

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This Proxy Statement and the proxy card are being furnished to our shareholders on or about March 27, 2020. This Proxy Statement and our 2019 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2019 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355.

SUMMARY INFORMATION

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2019 Annual Report in full.

Summary of Shareholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation
Item 1: Election of Class I Directors for a Three-Year Term Expiring in 2023 Gerri Henwood Alfred Altomari	Page 32	✓ FOR Each Nominee
Item 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2020	Page 32	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Gerri Henwood and Alfred Altomari as Class I directors, each to serve for a three-year term expiring at our 2023 Annual Meeting of Shareholders. The number of members of our Board is currently set at five members and is divided into three classes, each of which has a three-year term. Classes I and II each consist of two directors, and Class III consists of one director.

The term of office of our Class I directors expires at the Annual Meeting. We are nominating Gerri Henwood and Alfred Altomari for re-election at the Annual Meeting to serve until the 2023 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our shareholders at the Annual Meeting. The two nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Ms. Henwood and Mr. Altomari. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

				Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards
Gerri Henwood	67	2019	President and Chief Executive Officer of Baudax Bio, Inc. and Recro Pharma, Inc.	No				Tetraphase Pharmaceuticals, Inc.; Recro Pharma, Inc.
Alfred Altomari	61	2019	President and Chief Executive Officer of Agile Therapeutics, Inc.	Yes	C	M	M	Agile Therapeutics, Inc.; Insmed, Inc.

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | i

SUMMARY INFORMATION

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of Board (set by the Board)	5
Number of Independent Directors	4
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, experience and skills	Yes

Recent Corporate Highlights

•

On November 5, 2019, Recro Pharma, Inc., or Recro, announced its plan to separate its acute care segment from its contract development and manufacturing segment, creating two independent, publicly traded companies and on November 21, 2019, we became an independent publicly traded company as a result of a pro rata distribution of our common stock to shareholders of Recro, which we refer to herein as the Separation.

•

In the Separation, Recro’s shareholders of record as of November 15, 2019 received one share of our common stock, par value $0.01 per share, for every two and one-half shares of Recro’s common stock, par value $0.01 per share and cash in lieu of any fractional shares of our common stock.

•

We began trading “regular way” under the ticker symbol “BXRX” on the Nasdaq Capital Market, or Nasdaq, on November 22, 2019. The Separation is further described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or 2019 Annual Report.

•	Following the Separation, we have focused on bringing valuable therapeutic options for patients, prescribers and payers to the hospital and related acute care markets.
•

On February 20, 2020, the U.S. Food and Drug Administration approved the New Drug Application for ANJESOTM (intravenous meloxicam), our lead product candidate, which is indicated for the management of moderate to severe pain, alone or in combination with other non-NSAID analgesics.

•

On March 24, 2020, we announced the pricing of an underwritten public offering of 7,692,308 shares of our common stock, Series A warrants to purchase 7,692,308 shares of common stock and Series B warrants to purchase 7,692,308 shares of common stock, for a gross offering size of $25 million, not including any future proceeds from the exercise of the Series A warrants and Series B warrants and before deducting the underwriting discounts and commissions and offering expenses.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | ii

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | iii

PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being furnished to shareholders of Baudax Bio in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Wednesday, May 6, 2020, at 9:00 a.m., Eastern Time, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312. Depending on concerns about COVID-19, we might hold a virtual Annual Meeting. We will publicly announce a determination to hold a virtual Annual Meeting in a press release available at www.baudaxbio.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast.

This Proxy Statement and the enclosed proxy card are first being furnished to our shareholders on or about March 27, 2020. The Notice of Internet Availability of Proxy Materials being mailed to the shareholders is not part of the Proxy Statement.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | iv

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

This Proxy Statement and the proxy card are being furnished to our shareholders on or about March 27, 2020. This proxy statement and our 2019 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2019 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355.

SHAREHOLDERS ENTITLED TO VOTE

All shareholders of record of our common stock at the close of business on March 17, 2020, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 9,877,680 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

MAIL	INTERNET	PHONE
Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

•

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on May 5, 2020.

•	Sign a new proxy card and submit it by mail, which must be received no later than May 5, 2020. Only your latest dated proxy card will be counted.
•	Attend the Annual Meeting and vote in person as instructed above. Attending the Annual Meeting will not by itself revoke a previously granted proxy.
•	Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 1

GENERAL INFORMATION ABOUT THE MEETING

Deadline for Voting. The deadline for voting by telephone or Internet is 11:59 p.m. Eastern Time on May 5, 2020. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of Class I Directors for a Three-Year Term Expiring in 2023	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2020	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the Annual Meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy or the chairman of the meeting may adjourn the Annual Meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 2

BOARD OF DIRECTORS

Our Board has nominated Gerri Henwood and Alfred Altomari for re-election as Class I directors at our Annual Meeting to hold office until our 2023 Annual Meeting of Shareholders.

Our Board is the Company’s ultimate decision-making body, except with respect to those matters reserved to the shareholders. Our Board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Gerri Henwood and Alfred Altomari, current Class I directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2023 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.

Our Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at five members. Our Board is divided into three classes with staggered three-year terms. The Governance Committee is responsible for identifying individuals that it believes are qualified to become Board members.

CRITERIA FOR BOARD MEMBERSHIP

The Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

General Criteria
✓	Ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:
➢	Experience at senior levels in public companies,
➢	Technology and financial expertise, and
➢

Experience in leadership roles in the life sciences, healthcare or public health fields, including experience in the areas of development and commercialization of drug products, particularly in the therapeutic areas served by our products and product candidates;

✓	Personal integrity and ethical character, commitment and independence of thought and judgment;
✓	Capability to fairly and equally represent our shareholders;
✓

Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 3

BOARD OF DIRECTORS

✓	Willingness and ability to devote sufficient time, energy and attention to the affairs of the Company and the Board; and
✓	Lack of actual and potential conflicts of interest.

The Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas:

Director Skills and Experience
Business Leadership & Operations	Pharmaceutical Marketing & Sales	Government, Regulatory & Public Policy
Medicine & Science	Finance & Accounting	Technology
Life Sciences, Healthcare & Public Health	International Business	Risk Management
Pharmaceutical Product Reimbursement	Academia

SELECTION OF CANDIDATES

Director Skill Set Considerations; Use of Matrix

In recruiting and selecting Board candidates, the Governance Committee takes into account the size of the Board and considers a skills matrix. This skills matrix helps the Governance Committee determine whether a particular Board member or candidate possesses one or more of the skill sets, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Governance Committee also considers a wide range of additional factors, including each director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the director or candidate holds, including other boards of directors on which he or she serves; and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent. While the Company does not have a formal policy on Board diversity, the Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

Potential Director Candidates

On an ongoing basis, the Governance Committee considers potential director candidates identified on its own initiative, as well as candidates referred or recommended to it by other directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Governance Committee in the manner described in “Shareholder Communications to the Board.”  Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Shareholder Proposals for Next Year’s Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Governance Committee in the same manner as the Governance Committee’s nominees.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 4

BOARD OF DIRECTORS

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES

CLASS I DIRECTORS— PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2023

Gerri Henwood
Age: 67 Director Since: 2019	Committee Memberships: None	Other Public Directorships: Tetraphase Pharmaceuticals, Inc.; Recro Pharma, Inc.

Business Leadership & Operations

Finance & Accounting

Life Sciences, Healthcare & Public Health

Pharmaceutical Marketing & Sales

International Business

Government, Regulatory & Public Policy

Risk Management

Medicine & Science

Gerri Henwood has served as our President and Chief Executive Officer and a member of our Board since November 2019 when we became a publicly traded company. Ms. Henwood currently serves as President and Chief Executive Officer and a director of Recro, a company she founded. She has held these positions since Recro’s inception in 2008. From 2006 to 2013, Ms. Henwood served as the President of Malvern Consulting Group Inc., a pharmaceutical incubator and consulting firm. From 1999 to 2006, Ms. Henwood was the President and Chief Executive Officer of Auxilium Pharmaceuticals, Inc., a biopharmaceutical company she founded in late 1999. From 1985 to 1999, Ms. Henwood was the founder and Chief Executive Officer of IBAH, Inc., a contract research organization. Ms. Henwood began her career with Smith Kline & French, now part of GlaxoSmithKline plc. She rose through the ranks to be a brand manager, then the head of Regulatory and Medical Affairs for the U.S. business and then to the position of Group Director—Marketing in the International Pharmaceutical Division. Ms. Henwood currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc., a commercial stage biopharmaceutical company, a position she has held since May 2015, and she previously served on the board of directors of Alkermes, Inc. and its successor company, Alkermes plc, a global biopharmaceutical company, from 2003 until March 2015, and on the board of directors of MAP Pharmaceuticals, Inc., a biopharmaceuticals company, from 2004 until its acquisition by Allergan, Inc. in March 2013. Ms. Henwood also serves on the compensation committee of the board of directors of Tetraphase Pharmaceuticals, Inc. Ms. Henwood holds a B.S. in Biology from Neumann University.

Skills & Qualifications: Ms. Henwood’s expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, her strong background in pharmaceutical marketing and commercialization, clinical and product development and substantial knowledge of the pharmaceutical industry, her corporate governance experience as a board member of multiple publicly traded and privately held companies, as well as her extensive knowledge of our business, contributed to our Board’s conclusion that she should serve as a director of our Company.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 5

BOARD OF DIRECTORS

Alfred Altomari
Age: 61 Director Since: 2019	Committee Memberships: Audit (Chair); Compensation; Nominating and Corporate Governance	Other Public Directorships: Agile Therapeutics, Inc.; Insmed Incorporated
Business Leadership & Operations Life Sciences, Healthcare & Public Health Pharmaceutical Marketing & Sales Government, Regulatory & Public Policy Risk Management Finance & Accounting

Alfred Altomari has been a member and the Chairman of our Board since November 2019 when we became a publicly traded company. Mr. Altomari has served as Chairman, President and Chief Executive Officer of Agile Therapeutics, Inc., or Agile, a specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products, since October 2010. Mr. Altomari is also a member of the board of directors of Agile and prior to being named President and Chief Executive Officer, he served as Agile’s Executive Chairman from 2004 to 2010. From 2008 to September 2010, Mr. Altomari also served as a consultant to Agile. From 2003 to 2008, Mr. Altomari held multiple senior management positions, including Chief Commercial Officer, Chief Operating Officer, and Chief Executive Officer, at Barrier Therapeutics, Inc., or Barrier, a pharmaceutical company that developed and marketed dermatology products. In 2008, in his role as Chief Executive Officer and as a member of Barrier’s board of directors, Mr. Altomari completed the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. From 1982 to 2003, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation and finance with Johnson & Johnson. Mr. Altomari also served on the board of directors of Recro until March 6, 2020, and currently serves on the board of Insmed Incorporated, a biopharmaceutical company, the LeBow College of Business Advisory Board, and the board of the Charles D. Close School of Entrepreneurship at Drexel University. He also is currently a member of the board of directors for Trenton Area Soup Kitchen. Mr. Altomari received an M.B.A. from Rider University and his B.S. from Drexel University.

Skills & Qualifications: Mr. Altomari’s extensive experience in the pharmaceutical industry, in senior leadership positions at both large and specialty pharmaceutical companies as well as his experience in the development, commercialization and launch of numerous pharmaceutical products, contributed to our Board’s conclusion that he should serve as a director of our Company.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 6

BOARD OF DIRECTORS

CONTINUING DIRECTORS

CLASS II DIRECTORS —TERMS EXPIRING AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS

William L. Ashton
Age: 69 Director Since: 2019	Committee Memberships: Audit; Compensation (Chair); Nominating and Corporate Governance	Other Public Directorships: Spectrum Pharmaceuticals, Inc.; Recro Pharma, Inc.

Business Leadership & Operations

Government, Regulatory & Public Policy

Risk Management

Academia

Life Sciences, Healthcare & Public Health

Pharmaceutical Marketing & Sales

Pharmaceutical Product Reimbursement

William L. Ashton has been a member of our Board since November 2019 when we became a publicly traded company. Since the beginning of 2013, Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the senior vice president of external affairs reporting to the president and an assistant professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. Mr. Ashton has 29 years of experience in the biopharmaceutical industry. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the board of directors of Recro, since 2009; Spectrum Pharmaceuticals, Inc., a biopharmaceutical company, since February 2018, and previously served on the board of directors of Galena Biopharma, Inc., a pharmaceutical company, from April 2013 until January 2018. He is also a member of the board of directors of the National Osteoporosis Foundation and Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S. in Education from the California University of Pennsylvania, and an M.A. in Education from the University of Pittsburgh.

Skills & Qualifications: Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization, including developing and leading a commercial sales force, as well as his governance experience as a board member of public and privately-held companies and his reimbursement expertise contributed to our Board’s conclusion that he should serve as a director of our Company.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 7

BOARD OF DIRECTORS

Wayne B. Weisman
Age: 64 Director Since: 2019	Committee Memberships: Compensation; Nominating and Corporate Governance (Chair)	Other Public Directorships: ReWalk Robotics Ltd.; Recro Pharma, Inc.
Business Leadership & Operations Finance & Accounting Medicine & Science Life Sciences, Healthcare & Public Health International Business Risk Management Technology

Wayne B. Weisman has been a member of our Board since November 2019 when we became a publicly traded company. Since 2007, Mr. Weisman has been a director of the corporate general partner of the common general partner of SCP Vitalife Partners II, L.P. and SCP Vitalife Partners (Israel) II, L.P., collectively referred to herein as SCP Vitalife, which beneficially owns 11.7% of our outstanding stock as of March 19, 2020. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. He has also led the activities of SCP Private Equity Partners II, L.P., a venture capital fund of which he and Mr. Churchill are principals, in the life sciences area; these activities include investments in the United States and Israel. He has also led several other technology investments for SCP Private Equity Partners II, L.P. He has been a member of the investment committee of the Vitalife Life Sciences funds since their inception in 2002 and has worked closely with these funds since then. Mr. Weisman was a member of the board of directors of CIP Capital, L.P., a small business investment company licensed by the U.S. Small Business Administration, or SBA, since its inception in 1991 until 2017. From 1992 to 1994, Mr. Weisman was executive vice president and member of the board of a public drug delivery technology company. In addition, he also operated a management and financial advisory firm focusing on the reorganization and turnaround of troubled companies and began his career practicing reorganization law at a large Philadelphia law firm. Mr. Weisman possesses extensive experience in venture capital investing, particularly in the life sciences area. In addition to serving on our Board, Mr. Weisman serves on the board of directors of Recro, ReWalk Robotics Ltd. and a number of private companies, including LZ Therapeutics, Inc. and Echo360 Inc. He is the Vice Chairman of the board of trustees of Young Scholars Charter School. He is also an advisory board member of the Philadelphia-Israel Chamber of Commerce and Mid-Atlantic Diamond Ventures, the venture forum of Temple University. Mr. Weisman holds a B.A. from the University of Pennsylvania, and a J.D. from the University of Michigan Law School.

Skills & Qualifications: Mr. Weisman’s leadership as a director of various pharmaceutical and healthcare companies, experience serving on the board of directors of life sciences companies, insight into the legal issues facing our business, as well as his in-depth knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our Company.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 8

BOARD OF DIRECTORS

CLASS III DIRECTOR —TERM EXPIRING AT THE 2022 ANNUAL MEETING OF SHAREHOLDERS

Winston J. Churchill
Age: 79 Director Since: 2019	Committee Memberships: Audit; Compensation; Nominating and Corporate Governance	Other Public Directorships: Innovative Solutions and Support, Inc., Amkor Technology, Inc.; Recro Pharma, Inc.
Business Leadership & Operations Finance & Accounting Medicine & Science Risk Management Life Sciences, Healthcare & Public Health Technology

Winston J. Churchill has been a member of our Board since November 2019. Since 2007, Mr. Churchill has been a director of the corporate general partner of the common general partner of SCP Vitalife, which beneficially owns approximately 11.7% of our outstanding stock as of March 19, 2020.   He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. Since 1993, Mr. Churchill has served as the President of CIP Capital Management, Inc., the general partner of CIP Capital, L.P., an SBA-licensed private equity fund. Prior to that, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983, Mr. Churchill practiced law at the Philadelphia firm of Saul Ewing, LLP, where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Recro, Innovative Solutions and Support, Inc., Amkor Technology, Inc. and various SCP Vitalife portfolio companies and he previously served as a director of Griffin Industrial Realty from April 1997 until May 2016. In addition, he serves as a director on the boards of several charities and as a trustee of educational institutions including the Gesu School and Young Scholars Charter School and is a Trustee Fellow of Fordham University. From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System. He was awarded a B.S. in Physics, summa cum laude, from Fordham University followed by an M.A. in Economics from Oxford University, where he studied as a Rhodes Scholar, and a J.D. from Yale Law School.

Skills & Qualifications: Mr. Churchill’s insight into financial and investment matters from his experience in private equity investing in life sciences companies, his financial and corporate governance experience from serving on numerous public and private boards of directors, as well as his extensive knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our Company.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 9

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. We believe that strong corporate governance practices that provide meaningful rights to our shareholders and ensure Board and management accountability are key to our relationship with our shareholders. We strive to have regular, constructive conversations with our shareholders to better understand our shareholders’ priorities and perspectives.

Our governance practices are documented in our Amended and Restated Articles of Incorporation, or Articles, or our Bylaws, our Code of Business Conduct and Ethics, or the Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of the Board, or the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee and our Code of Conduct on our website at www.baudaxbio.com under “News & Investors—Governance—Governance Documents.”

BOARD INDEPENDENCE

Our Board has determined all of our directors, except for Ms. Henwood, are “independent” directors, as defined under the rules of Nasdaq. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled Board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer, or CEO, and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of CEO and Chairman of the Board with Ms. Henwood serving as our CEO and Mr. Altomari serving as Chairman of the Board. Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Governance Committee. Each member of our Committees is an independent director as that term is defined by the SEC and Nasdaq, with the exception of Mr. Churchill’s position on our Audit Committee with respect to Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are permitted to phase in our compliance with the independent audit committee requirements of Rule 10A-3 of the Exchange Act, which requires all members of the audit committee to be independent within one year of listing. We intend to rely on this phase-in period and within one year of the Separation, we will have an audit committee comprised solely of independent directors pursuant to Rule 10A-3(b)(1) of the Exchange Act and the applicable Nasdaq Listing Rules. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 10

CORPORATE GOVERNANCE AND RISK MANAGEMENT

RISK MANAGEMENT

Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for the Company. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations (including cyber-security), finance, legal, regulatory, strategic and reputational risk.

While the Board has the ultimate oversight responsibility for the risk management process, each Committee also has responsibility for risk management. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

•

The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

•	The Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each committee conduct a rigorous annual self-evaluation of their performance and effectiveness.

Process Begins	Evaluation	Presentation of Evaluation Results	Follow-Up

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 11

CORPORATE GOVERNANCE AND RISK MANAGEMENT

The Governance Committee initiates and oversees the Board evaluation process, which is conducted in the early part of the calendar year.

Each Committee begins an initial evaluation of its own effectiveness.

During the evaluation, the Governance Committee assesses several factors, including:

•Director independence and qualifications to serve on various Committees; and

•Committee chair assignments and membership rotations.

The Governance Committee also reviews the effectiveness

of the overall evaluation process and considers whether to:

•incorporate individual director evaluations into the process; or

•conduct the evaluation through an external third-party provider.

The results of the Board and Committees’ evaluations are presented, in executive session, at a subsequent Board meeting.	Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. The Code of Conduct and any amendments thereto, or any waivers of its requirements, will be disclosed on our website at www.baudaxbio.com.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our director orientation programs familiarize new directors with the Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. All other directors are also invited to attend the orientation programs. From time to time, management advises, or invites outside experts to attend Board meetings to advise, the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at the Company’s expense.

ANTI-HEDGING POLICY

Pursuant to the company’s Insider Trading Policy, which applies to all officers, all directors and all employees of the Company and any of the Company’s subsidiaries, or the Covered Individuals, the Covered Individuals are prohibited from all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Covered Individuals are also prohibited from holding any of the Company’s or its subsidiary’s securities in a margin account or selling “short” any of the Company’s or its subsidiary’s securities. These prohibitions also apply to family members living in the same household as Covered Individuals, as well as entities influenced or controlled by the Covered Individuals.

Pursuant to the Insider Trading Policy, the Covered Individuals are also prohibited from pledging any of the Company’s or its subsidiary’s securities to secure margin or other loans.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, the annual evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our corporate governance guidelines are reviewed at least annually by the Governance Committee and amended by our Board when appropriate.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 12

CORPORATE GOVERNANCE AND RISK MANAGEMENT

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independence	Board	AC	CC	NCGC
Alfred Altomari	Yes	C	C	M	M
William Ashton	Yes	M	M	C	M
Winston Churchill	Yes	M	M	M	M
Gerri Henwood	No	M
Wayne Weisman	Yes	M		M	C
AC = Audit Committee	CC = Compensation Committee		C = Chair
NCGC = Nominating and Corporate Governance Committee			M = Member

During 2019, our Board held four meetings and our Compensation Committee held one meeting. As we became a public company in November 2019, the Governance and Audit Committees did not meet formally in 2019. Each director attended at least 75% of the meetings of the Board and meetings of each Committee on which he or she served and held formal meetings in 2019. Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include:

•	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;
•	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	periodically reviewing policies and procedures with respect to data privacy and security we employ in conducting our business;
•	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;
•	reviewing our Code of Conduct and recommending any changes to the Board;
•	overseeing our risk assessment and risk management processes;
•	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and
•	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Mr. Altomari (chair), Mr. Ashton and Mr. Churchill. All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq, with the exception of Mr. Churchill with respect to Rule 10A-3(b)(1) of the Exchange Act. We are permitted to phase in our compliance with the independent audit committee requirements of Rule 10A-3 of the Exchange Act, which requires all members of the audit committee to be independent within one year of listing. We intend to rely on this phase-in period and within one year of our listing, we will have an audit committee comprised

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 13

CORPORATE GOVERNANCE AND RISK MANAGEMENT

solely of independent directors pursuant to Rule 10A-3(b)(1) of the Exchange Act and the applicable Nasdaq Listing Rules. We have determined that our reliance on this phase-in period will not materially adversely affect the ability of the Audit Committee to act independently. Mr. Altomari also qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Nominating and Corporate Governance Committee

The Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of shareholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Governance Committee’s responsibilities include:

•	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;
•

identifying, reviewing and evaluating candidates, including candidates submitted by shareholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s shareholders at each annual meeting of shareholders;

•

developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•

annually recommending to the Board (i) the assignment of directors to serve on each Committee; (ii) the chairperson of each Committee and (iii) the chairperson of the Board or lead independent director, as appropriate;

•

periodically assessing the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs;

•	reviewing the adequacy of our Articles and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the shareholders;
•	reviewing any proposals submitted by shareholders for action at the annual meeting of shareholders and make recommendations to the Board regarding action to be taken in response to each proposal; and
•

implementing policies with respect to governance risk oversight, assessment and management of risk associated with the independence of our Board and director nominees, potential conflicts of interest of members of our Board and our executive officers and the effectiveness of the Board and the Committees thereof.

The Governance Committee is responsible for identifying individuals that the Governance Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

The members of our Governance Committee are Mr. Altomari, Mr. Ashton, Mr. Churchill and Mr. Weisman (chair). The Board has determined that all Governance Committee members are independent under the listing standards of Nasdaq.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 14

CORPORATE GOVERNANCE AND RISK MANAGEMENT

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and shareholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

•

annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;

•	annually reviewing and approving our peer group for compensation benchmarking;
•	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);
•

administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that will be adopted by us from time to time;

•	determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee; and
•	overseeing risks and exposures associated with executive compensation plans and arrangements.

Our Compensation Committee has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.  Our Compensation Committee also has the authority to delegate to one or more of our executive officers the authority to make grants and awards to non-executive officers of the Company under our equity plans.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. The CEO then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

The members of our Compensation Committee are Mr. Altomari, Mr. Ashton (chair), Mr. Churchill and Mr. Weisman. The Board has determined that all Compensation Committee members are independent under the listing standards of Nasdaq, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, or the Code.

Oversight of Compensation Consultant

After the Separation, our Compensation Committee retained Pay Governance, LLC, or Pay Governance, as its independent compensation consultant to assist the Compensation Committee with the design of our post-Separation executive compensation programs, as well as to provide objective advice on compensation practices and the competitive landscape for the compensation of the Baudax Bio executive officers. Pay Governance provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Pay Governance reports directly to the Compensation Committee, has direct access to Compensation

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 15

CORPORATE GOVERNANCE AND RISK MANAGEMENT

Committee members, interacts with Baudax Bio management when necessary and appropriate and attends Compensation Committee meetings either in person or by telephone.

Pay Governance does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined Pay Governance to be independent under the Nasdaq and SEC regulations.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2019 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 16

CORPORATE GOVERNANCE AND RISK MANAGEMENT

SHAREHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good corporate governance and essential to maintaining strong corporate governance practices. We regularly seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to shareholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our shareholders through various platforms, including via our website at www.baudaxbio.com, in print and in person at investor presentations or shareholder meetings. We view communication between our shareholders and the Board as a dialogue.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 17

DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

The table below depicts our compensation program for our non-employee directors:

Compensation Elements – Non-Employee Director Compensation Program
Cash
Annual Cash Retainer	$40,000

Annual Committee Chair Retainer
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$9,000
Committee Member Retainer
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000
Annual Non-Executive Chairman of
the Board Cash Retainer	$30,000
Equity
Initial Equity Grant	20,000 restricted stock units, vesting 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant.
Annual Equity Retainer

$70,000 in restricted stock units and $65,000 in stock options, each vesting on the first anniversary of the date of grant. We intend to make our first annual equity retainer grants effective upon the Annual Meeting, and grant them annually thereafter.

The cash fees described above are paid on a quarterly basis. Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee director, Ms. Henwood, receives no separate compensation for her service in such capacity.

DIRECTOR COMPENSATION 2019

The following table provides summary information regarding 2019 compensation to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)	Stock Awards ($)(2)	Total ($)
Alfred Altomari	25,625	0	126,600	152,225
William L. Ashton	17,500	0	126,600	144,100
Winston Churchill	15,625	0	126,600	142,225
Wayne B. Weisman	14,125	0	126,600	140,725

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 18

DIRECTOR COMPENSATION

(1)	Directors were paid pro-rated fees for 2019 in respect of their service from the date of the Separation through December 31, 2019.
(2)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 13 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. As of December 31, 2019, each of our non-employee directors had 20,000 outstanding and unvested restricted stock units.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 19

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with KPMG and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by KPMG in 2019. Fees billed by KPMG to Recro for periods prior to the Separation are not included in the table below.

Service	2019
Audit Fees	$230,000
Audit-Related Fees	-
Tax Fees	-
All Other Fees	-
Total	$230,000

“Audit fees” represented the aggregate fees for professional services rendered for the audit of our consolidated and combined financial statements and the review of our quarterly financial statements on Form 10-K and Form 10-Q, respectively, that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with regulatory requirements.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2019. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 20

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated and combined financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal year 2019, KPMG, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2019 to consider the adequacy of the Company’s internal controls and discussed these matters and the overall scope and plans for the audit of the Company with KPMG. The Audit Committee also discussed with management and KPMG the Company’s disclosure controls and procedures.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements contained in the Company’s 2019 Annual Report with management. The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees.” In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2019 Annual Report.

Audit Committee

Alfred Altomari (Chairman)

William Ashton

Winston Churchill

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 21

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Gerri Henwood	President, Chief Executive Officer	67
Ryan D. Lake	Chief Financial Officer	42

Gerri Henwood – For biographical information for Gerri Henwood, see “Board of Directors – Director Nominees.”

Ryan D. Lake has served as our Chief Financial Officer since November 2019 when we became a publicly traded company. Mr. Lake has 20 years of senior financial and life sciences leadership experience and Mr. Lake currently also serves as Chief Financial Officer of Recro. Mr. Lake joined Recro in June 2017 as Recro’s Chief Accounting Officer and Senior Vice President of Finance, before becoming Chief Financial Officer in January 2018. Before joining Recro, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately held, commercial-stage, medical device company. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Senior Director of Finance and Interim Chief Financial Officer, with Kensey Nash Corporation, a Nasdaq-listed, medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake is a Certified Public Accountant, Chartered Global Management Accountant and holds a B.S. degree in Accounting from West Chester University of Pennsylvania.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 22

EXECUTIVE COMPENSATION

In 2019, our named executive officers were Gerri Henwood, our President and CEO and Ryan Lake, our Chief Financial Officer, who were also named executive officers of Recro in 2019.

Our Compensation Committee engaged Pay Governance to advise us in connection with our executive compensation program. Our Compensation Committee determined to continue certain compensation arrangements for our named executive officers in 2019 that Recro’s compensation committee had previously put into place, and to implement certain changes, as described below.

In connection with the Separation, we also entered into a Transition Services Agreement with Recro, whereby we agreed that the named executive officers would continue to provide services to Recro for a twelve-month period following the Separation. In 2019, Recro reimbursed us 50% in respect of Ms. Henwood’s services and 50% in respect of Mr. Lake’s services. For more information about the compensation paid by Recro to our named executive officers in respect of the services they rendered to Recro before and after the Separation, see Recro’s proxy statement for its 2020 annual meeting of shareholders, or the Recro Proxy Statement.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers from the period beginning on the date of the Separation (November 21, 2019) and ending on December 31, 2019:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(5)	Total ($)
Gerri Henwood President and Chief Executive Officer	2019	46,154	-	2,050,654	787,167	-	2,218	2,886,193
Ryan Lake Chief Financial Officer	2019	26,708	-	522,383	284,258	-	2,731	936,080

(1)

The additional amounts paid to Ms. Henwood and Mr. Lake in 2019 that were allocated to Recro under the Transition Services Agreement are reflected in the Summary Compensation Table of the Recro Proxy Statement.

(2)

No amounts are reflected in these columns because bonuses that the named executive officers earned in respect of 2019 were fully allocated to Recro, and are therefore reflected in the Summary Compensation Table in the Recro Proxy Statement.

(3)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 13 of the Notes to the Annual Financial Statements included in our 2019 Annual Report.

(4)

These amounts reflect make-whole and joining equity grants, which were time-based restricted stock unit awards, of which $1,236,800 and $228,488 represent the make-whole equity grants for Ms. Henwood and Mr. Lake, respectively, and were awarded in lieu of any adjustments to outstanding restricted stock unit and option awards held by Ms. Henwood and Mr. Lake upon the Separation.

(5)	These amounts consist of 401(k) matching contributions, the cost of medical benefits and life and disability insurance premiums.

2019 Salaries

For 2019, the named executive officers received an annual base salary of: $600,000 for Ms. Henwood and $347,200 for Mr. Lake.

2019 Annual Bonuses

Because the Separation occurred at the end of 2019, annual bonuses that the named executive officers earned in respect of 2019 were fully allocated to Recro. These amounts are reflected in the Summary Compensation Table in the Recro Proxy Statement.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 23

EXECUTIVE COMPENSATION

2019 Equity Compensation

On December 5, 2019, we granted Ms. Henwood and Mr. Lake make-whole and joining equity grants under our 2019 Equity Incentive Plan, or the Baudax Bio Plan. The make-whole grants were awarded in lieu of the named executive officers receiving any equitable adjustments to outstanding awards held upon the Separation under Recro’s equity incentive plan. The joining grants were awarded in connection with their commencement of employment at Baudax Bio. Ms. Henwood and Mr. Lake were granted:

Make-Whole Grants: 195,387 and 36,096 restricted stock units, respectively, under the Baudax Bio Plan, which vest in full on December 5, 2020, subject to each executive’s continued employment with the Company;

Joining Grants: Options to purchase 183,673 and 66,327 shares of common stock under the Baudax Bio Plan, which vest in 48 monthly installments, subject to continued employment with the Company, and 128,571 and 46,429 restricted stock units under the Baudax Bio Plan, which vest on an annual basis over four years, subject to continued employment with the Company.

We are working with Pay Governance, our compensation consultant, to establish our equity compensation program going forward. We plan to award equity compensation to our named executive officers based on their performance in the form of time-vesting stock options and time- and performance-vesting restricted stock units. We will determine our equity award guidelines based on information and recommendations provided by our compensation consultant. With respect to our named executive officers other than our CEO, we will also utilize recommendations provided by our CEO. In determining the amount of awards, we will not consider an employee’s current equity ownership in our common stock or the prior awards that are fully vested. Rather, we will evaluate each employee’s awards based on the recommendations we will receive from our compensation consultant and CEO and reference to other competitive market factors in our industry.

Our stock option awards will vest in 48 equal monthly installments over a four-year period subject to continued service of the employee with us. Our time-based restricted stock unit awards will vest in equal annual installments over a four-year period subject to the continued service of the employee with us. We may also grant performance-based restricted stock unit awards, which may include vesting criteria relating to the achievement of certain development, commercialization and financial goals. We believe these vesting arrangements could encourage our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

QUALIFIED AND NON-QUALIFIED PLANS

We maintain a tax-qualified savings plan under Section 401(k) of the Internal Revenue Code. Employees who participate in the plan may make elective deferrals to the plan, subject to the limitations imposed by the Internal Revenue Code. In addition, we match 100% of employee deferrals under the plan, up to a limit of 5% of the employee’s eligible compensation.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 24

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2019

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of time-based vesting shares or units of stock that have not vested (#)	Market value of time-based vesting shares or units of stock that have not vested ($)(1)	Number of Performance-Based Vesting Shares or Units of Stock that Have Not Vested (#)	Market value of performance-based vesting shares or units of stock that have not vested ($)
Gerri Henwood	-	183,673(2)	6.33	12/04/2029
					195,387(3)	1,352,078
					128,571(4)	889,711
							-	-
							-	-
Ryan D. Lake	-	63,564(2)	6.33	12/04/2029
					36,096(3)	249,784
					46,429(4)	321,298
							-	-
							-	-

(1)	The market value is based on the closing stock price of $6.92 on December 31, 2019 (the last trading date in the 2019 fiscal year).
(2)	The joining stock option grants vest in equal monthly installments over 48 months, beginning on December 5, 2019, subject to continued employment with us.
(3)	These make-whole grants will vest on December 5, 2020, subject to continued employment with us.
(4)	The joining restricted stock units vest on an annual basis over four years beginning December 5, 2020, subject to continued employment with us.

EMPLOYMENT AGREEMENTS

We entered into employment agreements with our named executive officers on February 12, 2020.

Compensation

Under these employment agreements, the annual base salary rate in effect for Ms. Henwood is $600,000 and for Mr. Lake is $400,000. In addition, the named executive officers are eligible to participate in our annual cash bonus program, with target bonus opportunities remaining at 60% and 40% of their base salaries, respectively.

Restrictive Covenants

Under the employment agreements, the named executive officers are bound by a non-solicitation of employees and customers and a non-compete during their employment and the one-year period thereafter.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 25

EXECUTIVE COMPENSATION

Termination and Severance

Pursuant to each of the employment agreements, if we terminate one of our named executive officer’s employment without cause (as defined below) or such named executive officer resigns for certain reasons described below within 12 months of a change of control (as defined below), such named executive officer will generally be entitled to receive:

(i) any accrued but unused vacation and paid time off and any earned but unpaid bonus in respect of the prior year (referred to as the Accrued Benefits);

(ii) continuation of such named executive officer’s base salary and health insurance benefits (including for eligible dependents), at active employee rates, for a period of 12 months following the date of termination, with respect to Mr. Lake, and for a period of 18 months following the date of termination, with respect to Ms. Henwood;

(iii) a pro-rata annual bonus in respect of the fiscal year in which the effective date of termination occurs, to the extent such bonus is earned based on the applicable criteria, paid at the same time it would have otherwise been paid absent the named executive officer’s termination of employment; and

(iv) outplacement services for a period of 12 months following the date of termination, which shall not exceed $25,000.

If a named executive officer’s employment is terminated as a result of such named executive officer’s disability or death, such named executive officer or such named executive officer’s estate will be entitled to receive:

(i) the Accrued Benefits;

(ii) continuation of such named executive officer’s base salary and health insurance benefits (including for eligible dependents) at active employee rates for a period of 12 months following the date of termination, with respect to Ms. Henwood, and a period of 6 months following the date of termination, with respect to Mr. Lake; and

(iii) a pro-rata target bonus in respect of the fiscal year in which the effective date of termination occurs, paid within 30 days of termination.

The severance benefits described above are generally subject to the named executive officer’s execution of a release of claims in favor of the Company and its affiliates. If the severance and other benefits provided in a named executive officer’s employment agreement or otherwise payable to a named executive officer would be subject to excise tax under Section 280(G) of the Code, then the named executive officer’s severance benefits will be either delivered in full or delivered as to such lesser extent that would result in no portion of the severance benefits being subject to such excise tax, whichever results in the receipt by the named executive officer, on an after-tax basis, of the greatest portion of such total severance and other benefits.

Cause

For purposes of the employment agreements, “cause” generally means a named executive officer’s (1) commission of an act of fraud or dishonesty against us; (2) willful failure to substantially perform his or her duties or material violation of the employment agreement, which failure or violation continues for 30 days or more following written notice to such named executive officer; (3) loss of any permit, license, accreditation or other authorization necessary for such named executive officer to perform his or her duties; (4) conviction of a felony or a plea of “no contest” to a felony; or (5) conduct that is likely, in the judgment of our Board, to materially adversely affect our reputation that continues for 5 days or more following written notice by us of such conduct.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 26

EXECUTIVE COMPENSATION

Change of Control

For purposes of the employment agreements, a “change of control” shall generally be deemed to have occurred upon the happening of any of the following events: (1) the consummation by us of a plan of dissolution or liquidation; (2) the consummation of the sale or disposition of all or substantially all of our assets; (3) the consummation by us of a merger, consolidation or other shareholder-approved fundamental business transaction in which we are a participant with another entity where our shareholders, immediately prior to the referenced transaction, will not beneficially own, immediately after the referenced transaction, shares or other equity interests entitling such shareholders to more than 50% of all votes to which all equity holders of the surviving entity would be entitled in the election of directors; (4) a third party shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of our outstanding shares of the common stock; or (5) a majority of the Board shall have been members of the Board for less than twenty-four (24) months.

A named executive officer will receive the payments and benefits described above if he or she resigns within 12 months of a change of control, because we and/or our successor: (1) materially and adversely change such named executive officer’s status, responsibilities or perquisites; (2) reduce such named executive officer’s base salary or target bonus opportunity, except as part of an across the board decrease in which such executive officer’s reduction is not more than any other executive officer; or (3) require such officer to be principally based at any office or location more than 50 miles from such named executive officer’s principal office prior to the change of control, subject to a 30 day cure period, in each case, if we fail to cure these circumstances within 30 days after receiving notice from the named executive officer of his or her basis to resign.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 27

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the Separation in November 2019, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities.  We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

EMPLOYMENT OF CERTAIN RELATED PERSONS

Mr. Chris Sharr, Ms. Henwood’s brother, has been our Vice President, Manufacturing since the Separation in November 2019 and was previously an employee of Recro since 2017.  Mr. Sharr earned $54,190 in compensation in 2019, including base salary, bonus allocable to Baudax Bio and any other compensation. Mr. Sharr also earned $163,082 in joining equity awards and $261,423 in make-whole equity awards, which is determined in accordance with ASC 718. The assumptions made in the valuation of Mr. Sharr’s equity compensation are included in Note 13 of the Notes to the Annual Financial Statements included in our 2019 Annual Report.  Mr. Sharr’s compensation was approved by our Compensation Committee and Audit Committee.

Ms. Diane Myers, Ms. Henwood’s sister, has been our Senior Vice President, Regulatory and Quality since the Separation in November 2019 and was previously an employee of Recro since 2014.  Ms. Myers earned $59,812 in compensation in 2019, including base salary, bonus allocable to Baudax Bio, and any other compensation. Ms. Myers also earned $311,309 in joining equity awards and $253,586 in make-whole equity awards, which is determined in accordance with ASC 718. The assumptions made in the valuation of Ms.  Myers’ equity compensation are included in Note 13 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K.  Ms. Myers’ compensation was approved by our Compensation Committee and Audit Committee.

Each of Ms. Myers and Mr. Sharr participate in our general welfare and benefit plans.  Ms. Henwood does not have a material interest in the employment of Ms. Myers or Mr. Sharr, nor does she share a household with any of them. Our Compensation Committee and Audit Committee approve the compensation of all related persons.

RELATIONSHIP WITH RECRO AND THE SEPARATION

Prior to completion of the Separation, all of our outstanding shares of common stock were owned by Recro. Following the Separation, Recro no longer owns any shares of our common stock and each company now operates as separate, independent public companies.

In connection with the Separation, Baudax Bio and Recro entered into a Separation Agreement, Employee Matters Agreement, Tax Matters Agreement and Transition Services Agreement. These agreements govern the relationship between Baudax Bio and Recro, including the allocation of various assets, liabilities, rights and obligations, as well as transition services to be provided by Recro to Baudax Bio and by Baudax Bio to Recro. For a more complete description of each of these agreements, see the Information Statement filed as Exhibit 99.1 to our Current Report on Form 8-K as filed with the SEC on November 26, 2019, as well as Exhibits 2.1, 10.1, 10.2, and 10.3 filed thereto.

We also entered into an Assignment, Assumption and Bifurcation Agreement with Recro, Recro Gainesville LLC, or Recro Gainesville, and Alkermes Pharma Ireland Limited, pursuant to which Recro Gainesville assigned, conveyed and transferred to the Company the exclusive worldwide license, to certain nanotechnology intellectual property. For a more complete description of this agreement, see our Current Report on Form 8-K, filed November 26, 2019, as well as Exhibit 10.5 filed thereto.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related party transaction policy that governs the review and approval of related party transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions,

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 28

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Pursuant to this policy, if we want to enter into a transaction with a related party or an affiliate of a related party, the Audit Committee will review the proposed transaction to determine, based on applicable rules of Nasdaq and the SEC, whether such transaction requires pre-approval by the Audit Committee. If pre-approval is required, the proposed transaction will be reviewed at the next regular or special meeting of the Audit Committee, and we may not enter into a related party transaction unless the Audit Committee has specifically confirmed in writing that either no further reviews are necessary or that all requisite corporate reviews have been obtained. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement either were approved or ratified in compliance with this policy.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 19, 2020 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the “Summary Compensation Table” above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on 9,877,680 shares of our common stock outstanding as of March 19, 2020. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of March 19, 2020 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
5% or Greater Shareholders
SCP Vitalife Partners II LP.(1) 7 Great Valley Pkwy. Suite 190 Malvern, PA 19355	869,160	8.8%
SCP Vitalife Partners (Israel) II, L.P.(1) 32B Habarzel St. Ramat Hachayal Tel Aviv 69710 Israel	290,422	2.9%
Entities affiliated with Corsair Capital Management, L.P. (2) 366 Madison Avenue, 12th Floor New York, NY 10017	820,638	8.3%
Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10055	514,499	5.2%
Named Executive Officers and Directors
Gerri Henwood(4)	83,061	*
Ryan Lake(5)	15,202	*
Alfred Altomari(6)	8,382	*
William L. Ashton(7)	7,782	*
Winston J. Churchill(1)(8)	1,167,364	11.8%
Wayne Weisman(1)(9)	1,170,164	11.8%

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
All executive officers and directors as a group (6 persons)(10)	1,292,373	13.1%

*	Less than 1%
(1)

SCP Vitalife Partners II, L.P., or SCP Vitalife Partners, SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Israel, SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, SCP Vitalife II GP, LTD (SCP Vitalife GP), Winston J. Churchill, Jeffrey Dykan, and Wayne B. Weisman. SCP Vitalife Partners beneficially owns 869,160 shares of common stock and SCP Vitalife Israel beneficially owns 290,422 shares of common stock. As the general partner of SCP Vitalife Partners and SCP Vitalife Israel, SCP Vitalife Associates may be deemed to beneficially own 1,159,582 shares of common stock. As the general partner of SCP Vitalife Associates, SCP Vitalife GP may be deemed to beneficially own 1,159,582 shares of common stock. As directors of SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman may be deemed to beneficially own 1,159,582 shares of common stock. SCP Vitalife Partners shares dispositive and voting power with respect to the 869,160 shares of common stock owned. SCP Vitalife Israel shares dispositive and voting power with respect to the 290,422 shares of common stock owned. SCP Vitalife Associates, SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman have shared dispositive and voting power with respect to the aggregate 1,159,582 shares of common stock owned by SCP Vitalife Partners and SCP Vitalife Israel.

(2)

Based upon information set forth in the Schedule 13G/A filed on February 13, 2020, by Corsair Capital Partners, L.P., Corsair Capital Partners 100, L.P., Corsair Select L.P., Corsair Select 100 L.P., Corsair Capital Investors, Ltd, Corsair Select Master Fund Ltd., Corsair Capital Management, L.P., Jay R. Petschek and Steven Major. Jay R. Petschek and Steven Major have shared voting and dipositive power for the 820,638 shares collectively held by Corsair Capital Partners, L.P., Corsair Capital Partners 100, L.P., Corsair Select L.P., Corsair Select 100 L.P., Corsair Capital Investors, Ltd, Corsair Select Master Fund Ltd. and Corsair Capital Management, L.P.

(3)

Based upon information set forth in the Schedule 13G filed on February 7, 2020, by BlackRock, Inc., BlackRock Advisors LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC.  Blackrock, Inc. has sole voting power with respect to 505,498 shares and sole dispositive power with respect to 514,499 shares.

(4)

Ms. Henwood holds (i) 63,929 shares of our common stock, including 20,000 shares of our common stock held by Ms. Henwood’s husband, Thomas Henwood, and (ii) stock options to purchase 19,132 shares of our common stock that may be exercised within 60 days of March 19, 2020. As spouses, Mr. and Ms. Henwood may be deemed to beneficially own the shares of our common stock that are held by the other spouse. Mr. and Ms. Henwood disclaim beneficial ownership of the shares of our common stock that are held by the other spouse.

(5)	Mr. Lake holds 8,293 shares of our common stock and stock options to purchase 6,909 shares of our common stock that may be exercised within 60 days of March 19, 2020.
(6)	Mr. Altomari holds 8,382 shares of our common.
(7)	Mr. Ashton holds 7,782 shares of our common stock.
(8)	Mr. Churchill holds 7,782 shares of our common stock.
(9)	Mr. Weisman holds 10,582 shares of our common stock.
(10)	Includes stock options to purchase 26,041 shares of our common stock that may be exercised within 60 days of March 19, 2020.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 31

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS I DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2023

At the Annual Meeting, our shareholders will vote on the election of two Class I director nominees named in this Proxy Statement as directors, each to serve until our 2023 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Gerri Henwood and Alfred Altomari for election to our Board at the Annual Meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF GERRI HENWOOD AND ALFRED ALTOMARI.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

ITEM 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee of the Board has appointed and engaged KPMG to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2020 fiscal year, and to perform audit-related services. KPMG has served as our independent registered public accounting firm since 2019.

Shareholders are hereby asked to ratify the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although shareholder ratification of the appointment of KPMG to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek shareholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 32

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the shareholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Shareholders intending to present a proposal to be considered for inclusion in the proxy statement for our 2021 Annual Meeting of Shareholders, shareholder proposals must be received by us no later than November 27, 2020. If we change the date of the 2021 Annual Meeting of Shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals must be received no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Shareholders intending to present a proposal or nominate a director for election at our 2021 Annual Meeting of Shareholders without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2021 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal or nomination no earlier than January 6, 2021 and no later than the close of business on February 5, 2021. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS

Our 2019 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at www.baudaxbio.com and is available in paper form (other than exhibits thereto) by first class mail or other

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 33

equally prompt means to beneficial owners of our common stock, without charge, upon written request to Chief Financial Officer, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery  of information. Vote by 11:59 P.M. ET on May 05, 2020. Have your proxy card  in hand when you access the web site and follow the instructions to obtain your  records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy  cards and annual reports electronically via e-mail or the Internet. To sign up  for electronic delivery, please follow the instructions above to vote using the  Internet and, when prompted, indicate that you agree to receive or access proxy  materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by  11:59 P.M. ET on May 05, 2020. Have your proxy card in hand when you call  and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.  BAUDAX BIO, INC.  C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.  P.O. BOX 1342  BRENTWOOD, NY 11717  D05499-P36557  BAUDAX BIO, INC.  To withhold authority to vote for any individual  nominee(s), mark "For All Except" and write the  number(s) of the nominee(s) on the line below.  For  All   Withhold  All  For All  Except  The Board of Directors recommends you vote FOR the following:  !  !  !  1. Election of Directors   Nominees:   01) Alfred Altomari   02) Gerri Henwood  For   Against  Abstain  The Board of Directors recommends you vote FOR the following proposal:  !  !  !  2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint  owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.  D05500-P36557  BAUDAX BIO, INC.  2020 Annual Meeting of Shareholders  May 6, 2020 - 9:00 AM  This proxy is solicited by the Board of Directors  The undersigned hereby appoints Gerri Henwood and Ryan Lake, or either of them, as proxies, each with the power to appoint  their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the  shares of Common Stock of BAUDAX BIO, INC. that the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders  to be held at 9:00 AM, EDT, on May 6, 2020 at Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312,  and any adjournment or postponement thereof. Depending on concerns about the Coronavirus (COVID-19), BAUDAX BIO, INC. may hold a virtual Annual Meeting of Shareholders. The determination to hold a virtual Annual Meeting of Shareholders will  be announced in a press release available at www.baudaxbio.com as soon as practicable before the meeting. In that event, the  Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time, via live audio webcast.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side